UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2021

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA	95051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 227-9770

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)On November 17, 2021, the Board of Directors (the “Board”) of Agilent Technologies, Inc. (the “Company”), upon the recommendation of its Nominating/Corporate Governance Committee, increased the size of the Board from 11 to 12 members and appointed Otis W. Brawley, M.D., to fill the vacancy so created, both effective November 17, 2021. Dr. Brawley was appointed to serve in the class of directors that will stand for re-election at the 2022 Annual Meeting of Stockholders. Dr. Brawley will serve on the Compensation Committee and Nominating/Corporate Governance Committee of the Company’s Board.

Dr. Brawley, age 62, has served as the Bloomberg Distinguished Professor of Oncology and Epidemiology at Johns Hopkins University since 2019. Dr. Brawley served as the Chief Medical and Scientific Officer at the American Cancer Society from 2007 to 2018. He served as an Internist and Oncologist and Professor of Hematology, Oncology, Medicine and Epidemiology at Emory University from 2001 to 2018. Dr. Brawley has served on the board of directors of Incyte Corporation, a public biotechnology company, since September 2021. He has served on the board of directors of Lyell Immunopharma, Inc., a public biotechnology company, since April 2021. He has served on the board of directors of PDS Biotechnology Corp, a public biotechnology company, since November 2020.

The Board has determined that Dr. Brawley meets the independence standards adopted by the Board in compliance with the New York Stock Exchange corporate governance listing standards and Item 407(a) of Regulation S-K.

Dr. Brawley has (i) no arrangements or understandings with any other person pursuant to which he was appointed as a director, and (ii) no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

Dr. Brawley has had (i) no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K and, (ii) as of the date of this Current Report on Form 8-K, Dr. Brawley holds no direct or indirect beneficial ownership in the Company’s stock or rights to acquire the Company’s stock.

Dr. Brawley will receive the standard compensation, a portion of which will be pro-rated to reflect the actual time Dr. Brawley will serve on the Company’s Board this year, paid by the Company to all of its non-employee directors and as described under “Compensation of Non-Employee Directors” in the Company’s Proxy Statement for its Annual Meeting of Stockholders filed with the Securities and Exchange Commission (“SEC”) on February 4, 2021. In connection with his appointment, Dr. Brawley will enter into a standard indemnification agreement with the Company in the form previously approved by the Board, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 10, 2008 and is incorporated by reference herein.

Item 7.01.Regulation FD Disclosure.

The Company issued a press release on November 18, 2021 announcing the appointment of Dr. Otis Brawley to the Company’s Board. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Item 7.01 and Exhibit 99.1 attached hereto are intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated November 18, 2021, announcing new board member.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ P. Diana Chiu
	Name:	P. Diana Chiu
	Title:	Vice President, Assistant General Counsel & Assistant Secretary

Date: November 18, 2021